EXECUTION COPY

Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of March 14, 2006 (this “Agreement”) made by Cheetah Oil & Gas Ltd., a Nevada corporation (“Cheetah”), Cheetah Oil & Gas Ltd., a British Columbia corporation (“Cheetah BC”), Scotia Petroleum Inc., a British Columbia corporation (“Scotia BC”) and each other Subsidiary (as defined in the Securities Purchase Agreement defined below) of Cheetah hereafter becoming party hereto pursuant to the terms of the Securities Purchase Agreement (together with Cheetah, Cheetah BC and Scotia BC, each a “Grantor” and, collectively, the “Grantors”), in favor of Macquarie Holdings (USA) Inc. (the “Buyer”).

W I T N E S S E T H:

WHEREAS, Cheetah and the Buyer are parties to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which Cheetah shall be required to sell, and the Buyer shall purchase or have the right to purchase, the Notes (as defined therein);

WHEREAS, it is a condition precedent to the Buyer entering into the Securities Purchase Agreement that Cheetah shall have executed and delivered to the Buyer this Agreement providing for the grant to the Buyer of a security interest in all Collateral (as defined herein) to secure all of Cheetah’s obligations under the Securities Purchase Agreement and the Notes (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, each of Cheetah BC and Scotia BC is a wholly-owned (direct or indirect) Subsidiary of Cheetah and will derive substantial benefits from the execution of the Securities Purchase Agreement;

WHEREAS, the Grantors are or will be mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by one often being provided through financing obtained by the others and the ability to obtain such financing being dependent on the successful operations of each of the Grantors;

WHEREAS, it is a condition precedent to the Buyer entering into the Securities Purchase Agreement that each of Cheetah BC and Scotia BC shall have executed and delivered to the Buyer the Guaranty (as defined therein) with respect to the obligations of Cheetah under the Securities Purchase Agreement and the Notes (as amended, restated or otherwise modified from time to time, the “Guaranty”), and this Agreement providing for the grant to the Buyer of a security interest in all personal property of each of the Grantors to secure its obligations under the Guaranty, and that each future Subsidiary of Cheetah become a party to the Guaranty and this Agreement; and

WHEREAS, each of the Grantors has determined that the execution, delivery and performance of this Agreement and the Guaranty directly benefits, and is in the best interest of, each Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyer to perform under the Securities Purchase Agreement, each Grantor agrees with the Buyer as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Buyer may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Event of Default” shall have the meaning set forth in the Notes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Issuer” means each of the companies identified on Schedule I as an issuer of Pledged Stock.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Pledged Stock” means the shares of capital stock or equity interests listed on Schedule I hereto, together with all stock or other certificates, options or rights of any nature whatsoever which may be issued or granted by the Issuer to the Grantor while this Agreement is in effect.

SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Grantor hereby delivers to the Buyer all the Pledged Stock owned by it and pledges and assigns to the Buyer, and grants to the Buyer a continuing security interest in, all personal property of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a) all Pledged Stock;

(b) all Accounts;

(c) all Chattel Paper (whether tangible or electronic);

(d) the Commercial Tort Claims specified on Schedule VII hereto;

(e) all Deposit Accounts (including, without limitation, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Buyer or any affiliate, representative, agent or correspondent of the Buyer;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles (including, without limitation, all Payment Intangibles);

(j) all Goods;

(k) all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(l) all Inventory;

(m) all Investment Property;

(n) all Letter-of-Credit Rights;

(o) all Supporting Obligations;

(p) all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(q) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) (i) the payment by Cheetah, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents (as defined in the Securities Purchase Agreement) and (ii) the payment by each of the Grantors other than Cheetah as and when due and payable of all Guaranteed Obligations (as defined in the Guaranty) under the Guaranty, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding) and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents for so long as the Notes are outstanding.

Concurrently with the delivery to the Buyer of each certificate representing one or more shares or units of the Pledged Stock, the Grantor shall deliver an undated stock power covering such certificate, duly executed in blank.

SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Schedule II hereto sets forth (i) the exact legal name of such Grantor, and (ii) the organizational identification number of such Grantor or states that no such organizational identification number exists.

(b) the shares or units of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares or equity interests of all classes of the Capital Stock of each Issuer and are represented by the certificates listed thereon;

(c) all the shares or units of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

(d) There is no pending or written notice threatening any action, suit, proceeding or claim affecting such Grantor before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Buyer of any of its rights or remedies hereunder.

(c) All federal, state and local tax returns and other reports required by applicable law to be filed by such Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon such Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d) All Equipment, Fixtures, Goods and Inventory of such Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of such Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto. Such Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor and (ii) each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule III hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each person from which such Grantor has acquired any substantial part of the Collateral.

(e) Such Grantor is and will be at all times the owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens on any Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Buyer relating to this Agreement.

(f) The exercise by the Buyer of any of its rights and remedies hereunder will not contravene any material law or any material contractual restriction binding on or otherwise affecting such Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or any other Person, is required for (i) the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Buyer of any of its rights and remedies hereunder, except (A) for the filing under the Code as in effect in the applicable jurisdiction of the financing statements, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in foreign Collateral, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdiction relating to the foreign Collateral and (C) with respect to the perfection of the Pledge Stock, upon delivery to the Buyer of the stock or other certificates evidencing the Pledged Stock.

(h) This Agreement creates in favor of the Buyer a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Buyer’s possession of all Instruments and cash constituting Collateral from time to time and the filing of the financing statements and the other filings and recordings, as applicable, described in Schedule V hereto result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which such Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the recording of such instruments of assignment. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for the Buyer’s having possession of Instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in Section 4(h) hereof.

(i) As of the date hereof, such Grantor does not hold any Commercial Tort Claims nor is aware of any such pending claims, except for such claims described in Schedule VII.

(j) Each of Cheetah BC, Scotia BC, Cheetah Oil & Gas PNG Limited and Scotia Petroleum Inc. Limited is a wholly-owned (direct or indirect) Subsidiary of Cheetah, and Cheetah BC, Scotia BC, Cheetah Oil & Gas PNG Limited and Scotia Petroleum Inc. Limited are the only Subsidiaries of Cheetah, as of the date hereof.

(k) No Grantor owns any individual motor vehicle having an original purchase price of $50,000 or more, and the aggregate purchase price of all motor vehicles owned by all of the Grantors is less than $250,000.

SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Buyer shall otherwise consent in writing:

(a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Buyer may reasonably request in order to: (i) perfect and protect any domestic or foreign security interest purported to be created hereby under United States law or the laws of any other applicable jurisdiction, including (without limitation) providing applicable opinions of counsel; (ii) enable the Buyer to exercise and enforce its rights and remedies hereunder in respect of any domestic or foreign Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and, at the request of the Buyer, each of its Records pertaining to any domestic or foreign Collateral with a legend, in form and substance satisfactory to the Buyer, indicating that such Chattel Paper or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Buyer hereunder each Promissory Note, Security, Chattel Paper or other Instrument constituting domestic or foreign Collateral, now or hereafter owned by such Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Buyer, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Buyer may request in order to perfect and preserve the security interest in any domestic or foreign Collateral purported to be created hereby, (D) furnishing to the Buyer from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with any domestic or foreign Collateral, in each case as the Buyer may reasonably request, all in reasonable detail, (E) if any Inventory constituting domestic or foreign Collateral shall be in the possession of a third party, notifying such Person of the Buyer’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of such Collateral for the benefit of the Buyer, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Buyer, (F) if at any time after the date hereof, such Grantor acquires or holds any Commercial Tort Claim constituting domestic or foreign Collateral, promptly notifying the Buyer in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Buyer a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Buyer, (G) upon the acquisition after the date hereof by such Grantor of any motor vehicle or other Equipment constituting domestic or foreign Collateral with a purchase price of $50,000 or more subject to a certificate of title or ownership, notifying the Buyer promptly thereof and, upon the Buyer’s request, causing the Buyer to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Buyer in accordance with the Securities Purchase Agreement and (H) taking all actions required by any earlier versions of the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction with respect to any and all domestic or foreign Collateral.

(b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory at the locations specified therefor in Section 4(d) hereof or, upon not less than thirty (30) days prior written notice to the Buyer accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the United States.

(c) Condition of Equipment. Each Grantor will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of such Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Buyer may request to such end. Such Grantor will promptly furnish to the Buyer a statement describing in reasonable detail any such loss or damage in excess of $50,000 to any Equipment.

(d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Buyer. Each such policy for liability insurance shall provide for all losses to be paid on behalf of the Buyer and such Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Buyer. Each such policy shall in addition (A) name the Buyer as an additional insured party thereunder (without any representation or warranty by or obligation upon the Buyer) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Buyer on its own account during the continuance of an Event of Default, notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (C) provide that there shall be no recourse against the Buyer for payment of premiums or other amounts with respect thereto and (D) provide that at least thirty (30) days prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Buyer by the insurer. Such Grantor will, if so requested by the Buyer, deliver to the Buyer original or duplicate policies of such insurance and, as often as the Buyer may reasonably request, a report of a reputable insurance broker with respect to such insurance. Such Grantor will also, at the request of the Buyer, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii) Reimbursement under any liability insurance maintained by a Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by a Grantor pursuant to this Section 5(e) shall be paid to the Buyer (except as to which paragraph (iii) of this Section 5(e) is not applicable), such Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 5(e) shall be paid by the Buyer to such Grantor as reimbursement for the costs of such repairs or replacements.

(iii) Upon the occurrence and during the continuance of an Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Buyer and applied as specified in Section 7(b) hereof.

(f) Provisions Concerning the Accounts.

(i) Each Grantor will (A) give the Buyer at least thirty (30) days prior written notice of any change in such Grantor’s name, identity or organizational structure, or its jurisdiction of incorporation as set forth in Schedule I hereto, (B) immediately notify the Buyer upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number and (C) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Buyer during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such Records and Chattel Paper.

(ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, such Grantor may (and, during the continuance of an Event of Default, at the Buyer’s direction, will) take such action as such Grantor or the Buyer may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Buyer shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Buyer and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Buyer or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by a Grantor of a notice from the Buyer that the Buyer has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Buyer hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Buyer in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 7(b) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Buyer may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which such Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Buyer by wire transfer (to such account as the Buyer shall specify, or in such other manner as the Buyer shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Buyer shall (in the sole and absolute discretion of the Buyer) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.

(g) Provisions Concerning the Pledged Stock.

(i) If the Grantor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock or other certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution for, as a conversion of, or in exchange for any shares or units of the Pledged Stock, or otherwise in respect thereof, the Grantor shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly indorsed by such Grantor to the Buyer, if required, together with an undated stock or limited liability company interest power covering such certificate duly executed in blank and with, if the Buyer so requests, signature guaranteed, to be held by the Buyer, subject to the terms hereof as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Buyer as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Buyer, subject to the terms hereof, as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of the Grantor, as additional collateral security for the Obligations.

(ii) Without the prior written consent of the Buyer, the Grantor will not vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity interests or securities of any nature or to issue any other interests or securities convertible into or granting the right to purchase or exchange for any stock or limited liability company interest or other equity interests or securities of the Issuer.

(ii) The Grantor agrees to pay, and to save the Buyer harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(h) Transfers and Other Liens.

(i) No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business and (B) worn-out or obsolete assets not necessary to the business.

(ii) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(i) [Intentionally Deleted]

(j) Deposit, Commodities and Securities Accounts. Upon the Buyer’s reasonable written request each Grantor shall use its reasonable best efforts to cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Buyer a control agreement, in form and substance reasonably satisfactory to the Buyer, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Buyer, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Buyer to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Buyer will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Buyer (iii)any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Buyer (except for customary fees and/or the amount of any loss to such financial institution or bank for the face amount of check, draft, wire transfer or similar instrument) and (iv)upon receipt of written notice from the Buyer during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Buyer by wire transfer (to such account as the Buyer shall specify, or in such other manner as the Buyer shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Buyer, such Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s salaried employees, and (ii) any Deposit Account which individually does not at any time have a balance of more than $1,000.

(k) Motor Vehicles.

(i) Upon the Buyer’s written request, each Grantor shall deliver to the Buyer originals of the certificates of title or ownership for all motor vehicles owned by it with the Buyer listed as lienholder, for the benefit of the Buyer with respect to (A) any such individual motor vehicle having an original purchase price of $50,000 or more or (B) all such motor vehicles, if the aggregate purchase price thereof is $250,000 or more.

(ii) Each Grantor hereby appoints the Buyer as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable such motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Buyer listed as lienholder thereof, (B) filing such applications with such state agencies and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Buyer may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Buyer a perfected Lien on such motor vehicles and exercising the rights and remedies of the Buyer hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash and after all Transaction Documents have been terminated.

(iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv) So long as no Event of Default shall have occurred and be continuing, upon the request of such Grantor, the Buyer shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Buyer as lienholder on any certificate of title for any such motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Buyer of a certificate from such Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that such Grantor will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Buyer hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(l) Control. Each Grantor hereby agrees to take any or all action that may be necessary or desirable or that the Buyer may request in order for the Buyer to obtain control in accordance with Sections 9-105 — 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property and (iii) Letter-of-Credit Rights.

(m) Inspection and Reporting. Each Grantor shall permit the Buyer, or any agent or representatives thereof or such professionals or other Persons as the Buyer may designate, (i) to examine and make copies of and abstracts from such Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of such Grantor from time to time, (iv) to conduct audits, physical counts, appraisals and/or valuations, and examinations at the locations of such Grantor. Each Grantor shall also permit the Buyer, or any agent or representatives thereof or such professionals or other Persons as the Buyer may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(n) Future Subsidiaries. Except with respect to the Subsidiaries to become a party to this Agreement or another Pledge and Security Agreement as specifically contemplated in Section 4(u) of the Securities Purchase Agreement, if Cheetah or any other Grantor shall hereafter own, create or acquire any other Subsidiary that is not a Grantor hereunder or a party to the Guaranty, then Cheetah or such other Grantor shall promptly notify the Buyer thereof and, upon the Buyer’s request, Cheetah or such other such Grantor shall cause such Subsidiary to become a party to the Guaranty as an additional Guarantor thereunder and a party to this Agreement as an additional Grantor hereunder, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Buyer, as the Buyer shall reasonably request with respect thereto.

SECTION 6. Additional Provisions Concerning the Collateral.

(a) Each Grantor hereby (i) authorizes the Buyer to file one or more Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Buyer has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Buyer as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Buyer’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Buyer may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Buyer pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Buyer may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Buyer with respect to any Collateral and (v) to execute assignments, licenses and other documents to enforce the rights of the Buyer with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c) If a Grantor fails to perform any agreement contained herein, the Buyer may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Buyer, and the expenses of the Buyer incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(d) The powers conferred on the Buyer hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Buyer shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a) The Buyer may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Buyer’s name or into the name of its nominee or nominees (to the extent the Buyer has not theretofore done so) and thereafter receive, for the benefit of the Buyer, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) appoint by instrument a receiver with or without bond as the Buyer may determine, and may from time to time remove such receiver and appoint another in its place, (iii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Buyer forthwith, assemble all or part of its respective Collateral as directed by the Buyer and make it available to the Buyer at a place or places to be designated by the Buyer that is reasonably convenient to both parties, and the Buyer may enter into and occupy any premises owned or leased by such Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Buyer’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iv) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Buyer’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Buyer may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Buyer may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Buyer shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Buyer may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Buyer arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Buyer accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshalled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (x) any such sale of its respective Collateral by the Buyer shall be made without warranty, (y) the Buyer may specifically disclaim any warranties of title, possession, quiet enjoyment or the like and (z) such actions set forth in clauses (x) and (y) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b) Any cash held by the Buyer as Collateral and all Cash Proceeds received by the Buyer in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Buyer, be held by the Buyer as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Buyer pursuant to Section 8 hereof) in whole or in part by the Buyer against, all or any part of the Obligations in such order as the Buyer shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Buyer and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Buyer is legally entitled, each Grantor shall be liable, jointly and severally, for the deficiency, together with interest thereon at the highest rate specified in any of the applicable Transaction Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Buyer to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Buyer complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Buyer shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Buyer’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that each Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Buyer’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Grantor hereby irrevocably waives the benefits of all such laws.

(f) A receiver appointed pursuant hereto will be the agent of the Grantors and not of the Buyer. To the extent permitted by law or to such lesser extent permitted by its appointment, the receiver will have all of the rights, remedies and powers of the Buyer hereunder and, in addition, will have power to carry on or concur in carrying on all or any part of the business of the Grantors. For these purposes the receiver may from time to time borrow money and may secure such borrowings and related interest and costs by granting mortgages, charges, security interests and certificates on the Collateral in priority to the security interests created hereby.

SECTION 8. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Buyer and each of the Buyer, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b) Each Grantor agrees, jointly and severally, to upon demand pay to the Buyer the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Buyer), which the Buyer may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Buyer hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Grantor to it at the address specified for Cheetah in the Securities Purchase Agreement and if to the Buyer to it at its address specified in the Securities Purchase Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted (during normal business hours) and confirmation is received, otherwise, the day after the notice was transmitted if confirmation is received or (c) if delivered, upon delivery.

SECTION 10. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Buyer, and no waiver of any provision of this Agreement, and no consent to any departure by a Grantor therefrom, shall be effective unless it is in writing and signed by the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Buyer under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Buyer hereunder, to the benefit of the Buyer and its respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Buyer may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Buyer herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Buyer or any such Buyer shall mean the assignee of the Buyer or such Buyer. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Buyer, and any such assignment or transfer without the consent of the Buyer shall be null and void.

(e) Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder and (ii) the Buyer will, upon such Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h) EACH GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address provided herein, such service to become effective ten (10) days after such mailing.

(j) Each Grantor hereby appoints CT Corporation System (at its office located at 111 Eighth Avenue, 13th Floor, New York, New York 10011) as its agent for service of process to accept service of any writ, process or summons in respect of any legal actions or proceedings arising out of or based on this Agreement or the transactions contemplated hereby or thereby. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(k) Nothing contained herein shall affect the right of the Buyer to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of such Grantor in any other jurisdiction.

(l) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m) Each Grantor acknowledges receipt of a copy of this Agreement and waives the right to receive a copy of all present and future financing statements, financing change statements and amendments filed in connection with the security interests created hereby.

(n) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(o) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

[Signature page follows]

                IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

CHEETAH OIL & GAS LTD.

By: /s/ Garth Braun

Name: Garth Braun
Title: President

CHEETAH OIL & GAS LTD.

By: /s/ Garth Braun

Name: Garth Braun
Title: President

SCOTIA PETROLEUM INC.

By: /s/ Garth Braun

Name: Garth Braun
Title: President

ACCEPTED BY:

MACQUARIE HOLDINGS (USA) INC.

as Buyer

By: /s/ Murray Bleach

Name: Murray Bleach
Title: Executive Director

        Address:

SCHEDULE I

Subsidiary	Issued and Outstanding	Share Certificate Number(s)	Legal and Beneficial Owner of Stock
Cheetah Oil & Gas Ltd. (BC entity)	100	4	Cheetah Oil & Gas Ltd. (Nevada entity)
Scotia Petroleum Inc. (BC entity)	37,018,829	54,56, 58, 64, 65	Cheetah Oil & Gas Ltd. (BC entity)

SCHEDULE II

LEGAL NAMES, ORGANIZATIONAL IDENTIFICATION NUMBERS, AND STATES OR JURISDICTION OF ORGANIZATION OF EACH GRANTOR

LEGAL NAME OF GRANTOR	ORGANIZATIONAL IDENTIFICATION NUMBER	STATE OR JURISDICTION OF ORGANIZATION
Cheetah Oil & Gas Ltd.	NV C4590-1992	Nevada
Cheetah Oil & Gas Ltd.	BC0662909	British Columbia
Scotia Petroleum Inc.	BC0669340	British Columbia

SCHEDULE III

[Intentionally Deleted]

SCHEDULE IV

LOCATIONS OF EACH GRANTOR

SCHEDULE V

PROMISSORY NOTES, SECURITIES, DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS OF EACH GRANTOR

SCHEDULE VI

UCC-1 FINANCING STATEMENTS

GRANTOR	FILING LOCATION
Cheetah Oil & Gas Ltd.	Nevada Secretary of State British Columbia Alberta
Cheetah Oil & Gas Ltd.	British Columbia Alberta
Scotia Petroleum Inc.	British Columbia Alberta

SCHEDULE VII

COMMERCIAL TORT CLAIMS

[Cheetah to provided]

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